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                                                                    EXHIBIT 23.2

                           Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-3) and related Prospectus of CUC International Inc. for the registration of 12,650,000 shares (pre-stock split) of its common stock and to the incorporation by reference therein of our report dated March 19, 1996, with respect to the consolidated financial statements of CUC International Inc. included in its Annual Report on Form 10-K for the year ended January 31, 1996 and our report dated September 12, 1996 with respect to the supplemental consolidated financial statements of CUC International Inc. included in its Current Report on Form 8-K dated July 24, 1996, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP

                                            ERNST & YOUNG LLP

Stamford, Connecticut
October 4, 1996